Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Keystone Consolidated Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David L. Cheek, Chief Executive Officer of the Company, and I, Bert E. Downing, Jr., Vice President, Chief Financial Officer, Corporate Controller and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ David L. Cheek	By	/s/ Bert E. Downing, Jr.
	David L. Cheek		Bert E. Downing, Jr.
	Chief Executive Officer		Vice President, Chief Financial Officer,
	August 14, 2012		Corporate Controller and Treasurer
August 14, 2012

Note: The certification the registrant furnishes in this exhibit is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.